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                                                                    EXHIBIT 99.1
                                    [FRONT]

                                REVOCABLE PROXY
       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   OF NORTHERN ILLINOIS FINANCIAL CORPORATION

     The undersigned, being a stockholder of Northern Illinois Financial Corporation, an Illinois corporation (the "Company"), hereby appoint(s) Howard
A. McKee and Brenton J. Emerick, or either of them, with full power of substitution for and in the name of the undersigned, as the attorney-in-fact and proxy for the undersigned, to represent the undersigned at the Special Meeting of Shareholders ("Special Meeting") to be held at the Niles branch of Grand National Bank, 7100 West Oakton, Niles, Illinois 60714-3047 at 10:00 a.m. (local time), on [day of the week], [August] ___, 1996, and at any adjournments or postponements thereof, and to vote all shares of the Company standing in the name of the undersigned. Said proxies are directed to vote as instructed on the matters set forth on the reverse side of this card and otherwise at their discretion. Receipt of a copy of the notice of the meeting and Proxy Statement-Prospectus is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 ON THE REVERSE SIDE OF THIS CARD

(PLEASE MARK, SIGN AND DATE THE REVERSE SIDE OF THIS CARD AND MAIL IT IN THE ENCLOSED RETURN ENVELOPE)


                                   [REVERSE]

            THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE
                     "FOR" EACH OF THE FOLLOWING PROPOSALS.

1. Proposal to approve and adopt the Agreement and Plan of Merger, dated as of January 22, 1996, as amended through March 18, 1996, as more fully described in the accompanying Joint Proxy Statement-Prospectus.

          FOR ___             AGAINST ___               ABSTAIN ___

2. Proposal to adjourn the Special Meeting under certain circumstances, as more fully described in the accompanying Joint Proxy-Statement Prospectus.

          FOR ___             AGAINST ___               ABSTAIN ___

     The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at the Special Meeting or any adjournments thereof. If you do attend the Special Meeting, you may, if you wish, withdraw your proxy and vote in person.


IMPORTANT: Please date this proxy and sign exactly as your name or names appear(s) on your stock certificate. If your shares are held jointly, all joint owners must sign. If you are signing as an executor, administrator, trustee, guardian, custodian or corporate officer, please give your full title as such.



                                  ----------------------------------------------
                                  Signature of Shareholder


                                  ----------------------------------------------
                                  Signature of Shareholder (if held jointly)

                                  Dated:                     , 1996
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